                                                                    Exhibit 8(d)
                          CUSTODIAN SERVICES AGREEMENT

                                   SCHEDULE A

                    PORTFOLIO                                                                    INCEPTION DATE
------------------------------------------------------------                            -----------------------
Schwab 1000 Fund                                                                                 April 4, 1991
Schwab Short Intermediate Government Bond Fund                                                   November 4, 1991
Schwab California Long-Term Tax-Free Bond Fund                                                   February 20, 1992
Schwab Long-Term Tax-Free Bond Fund                                                              September 11, 1992
Schwab Long-Term Government Bond Fund                                                            March 5, 1993
Schwab Short/Intermediate Tax-Free Bond Fund                                                     April 21, 1993
Schwab California Short/Intermediate Tax-Free Bond Fund                                          April 21, 1993

                               SCHWAB INVESTMENTS

         BY:      /s/ Tom D. Seip
            --------------------------------------
         NAME:             Tom D. Seip
              ------------------------------------
         TITLE:            President and Chief Operating officer
               -------------------------------------------------




                         PNC BANK, NATIONAL ASSOCIATION
                (Successor by merger to Provident National Bank)

         BY:      /s/ Robert J. Perlsweig
            -------------------------------------
         NAME:             Robert J. Perlsweig
              -----------------------------------
         TITLE:   Senior Vice President
               ------------------------------------------------